PACIFIC STRATUS VENTURES LTD.

707 - 1030 WEST GEORGIA STREET

VANCOUVER, BC V6E 2Y3

TEL: (604) 689-2646 FAX: (604) 689-1289

January 31, 2001

Ms. Yuko Takahashi

8986 Watson Court

Delta, BC

V4C 8A1

Dear Ms. Takahashi:

RE: PROMISSORY NOTE DATED DECEMBER 19, 2000 FOR $200,000USD EXTENSION

Further to our recent discussions, the Company would like to extend the terms of the above captioned promissory note. The current terms of the promissory note calls for the loan to be repaid on June 19, 2001 with interest at a rate of 15% per annum. The Company would like to extend the repayment date of this promissory note to December 31, 2001 with interest at a rate of 15% per annum. The Company would also like the option of paying a portion or the entire amount of the note before December 31, 2001 without incurring any penalties.

If you are in agreement with the above outlined extension please acknowledge where indicated below.

Yours truly,

PACIFIC STRATUS VENTURES LTD.

Per: /s/ "Harry Chew"

Harry Chew

President

I Yuko Takahashi hereby acknowledge the terms of extending my promissory note for $200,000USD as outlined above.

/s/ "Ted Nitta" per: Yuko Takahashi

Yuko Takahashi

/s/ "Harry Chew"

Witness